EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2020, relating to the consolidated financial statements of ManpowerGroup, Inc. and the effectiveness of ManpowerGroup Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ManpowerGroup, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche

Milwaukee, Wisconsin

May 29, 2020